Exhibit 10.10

Amended and Restated Trademark License Agreement

This Amended and Restated Trademark License Agreement (hereinafter the “Agreement”) is entered into as of July 20, 2004 in the People’s Republic of China (hereinafter the “PRC”) between the following two parties in Beijing:

(1)    eLongNet Information Technology(Beijing) Co., Ltd. (hereinafter the “Licensor”), an wholly owned foreign enterprise under the laws of PRC, Legal Address: 10 Jiuxianqiao Street, Chaoyang District Beijing; and

(2)    Beijing eLong Information Technology Co., Ltd. (hereinafter the “Licensee”), a wholly domestic invested limited liability company under the laws of PRC, Legal Address: Room 109 F1, Ji An Plaza, No.68, Xue Yuan South Road, Hai Dian District, Beijing (hereinafter, one party will be called “one party”, two parties will be called “both parties”).

WHEREAS:

A.    The “Licensor” is the owner of the registered trademarks in Appendix 1, and it is in the process of application formalities, in order to become the owner of the trademarks in Appendix 2 and the trademarks in applying

B.    The “Licensee” desires to acquire non- exclusive license of the trademarks listed in Appendix 1 and Appendix 2 in accordance with the terms and conditions of “this agreement”, and the “Licensor” agree to grant the “Licensee” such license.

C.    “Both parties” signed a Trademark License Agreement on August 22, 2003, and now decide to amend and restate the agreement in accordance with the declaration of the agreement.

NOW THEREFORE, the parties agree as follows:

1.    Definition

Unless otherwise provided for herein, the following words are specified as:

“Affiliated Enterprise” the entity with at least 10% ballot held by any “one party” directly or indirectly.

“Force Majeure” any earthquake, typhoon, fire, flood, war, and other calamity caused by nature or human which is unpredictable, unavoidable and overwhelming happened after the signing of “this agreement”, this event beyond any party’s control and impedes the performance of all or part of this agreement.

“PRC Law” any promulgated and valid laws and regulations of PRC from the date stipulated on the head of this agreement.

“Term” the period stipulated in 3.1 of this agreement

“Territory” the territory of PRC, which does not include Hong Kong, Macao and Taiwan.

“Trademark Office” the trademark office of State Administration for Industry and Commerce.

“Licensed Trademark” the trademark registered in the “Trademark Office” by the “Licensor”, listed in Appendix 1.

“Trademark to be licensed” the registered trademark under the process of assignment in the “Trademark Office” which will be assigned to the “Licensor” and the trademark in the application for registration, listed in Appendix 2

“RMB” the legal currency of the “PRC”.

2.    License

2.1.    Trademark License

The “Licensor” will grant the “Licensee” a non-exclusive license to use the “Licensed Trademark” and “Trademark to be licensed” under the terms and conditions of this Agreement in its term, except that the “Licensor” shall give the “Licensed Trademark” and “Trademark to be licensed” to Beijing eLong Airline Services Co., Ltd, Beijing Asia Media Interactive Advertising Co., Ltd and General Chinese Reservation Network Ltd.

2.2.    Scope of Use

In the term of this agreement, the “Licensee” can use the “Licensed Trademark” and “Trademark to be licensed” in the “Territory” under the circumstances set force as follows:

2.2.1.    Use in the authorized commodities or services in accordance with the content in each certificate of registration.

2.2.2.    Use in the documents of commercial transactions, advertising, exhibitions or other commercial actions related to Item 2.2.1

2.3.    Sublicense

2.3.1.    The “Licensee” shall not grant the license of the “Licensed Trademark” and “Trademark to be licensed” to any third party without the written consent of the “Licensor” in advance. Any sublicense without authorization is invalid.

2.4.    Forbidden Action

The “Licensee” promises that in the term of this Agreement and any time after the expiration of this Agreement, it shall not:

2.4.1.    Undertake any action, which will affect the Licensor’s right on the “Licensed Trademark” and “Trademark to be licensed”; or

2.4.2.    Apply for the registration of the “Licensed Trademark” and “Trademark to be licensed” or any similar trademark in any country or region.

2.5.    Providing of Signs

The “Licensor” shall provide the authorized signs of the “Licensed Trademark” and “Trademark to be licensed” to the “Licensee” with digital format stored in the floppy disk and printed format. The “Licensee” has right to copy the “Licensed Trademark” and “Trademark to be licensed” in accordance with the relevant designs.

2.6.    Use Supervision

The “Licensor” has the right to dispatch personnel at any time to the sites of the “Licensee” for the supervision on the use of the “Licensed Trademark” and “Trademark to be licensed” after its notice in written.

2.7.    No Hindrance

The “Licensee” acknowledges the right owned by the “Licensor” to the “Licensed Trademark” and “Trademark to be licensed”, besides the warranty listed in 2.4, the

“Licensee” shall not undertake or promote any action that will hinder the right of the “Licensed Trademark” and “Trademark to be licensed”. The “licensee” shall not state to third party that it has any right on the “Licensed Trademark” and “Trademark to be licensed”. The “licensee” acknowledges that the anticipated use of the “Licensed Trademark” and “Trademark to be licensed” will not create any ownership related to the goodwill of the “Licensed Trademark” and “Trademark to be licensed” for the “licensee”. All the use of this kind shall benefit the exclusive right of the “Licensor” as the owner of the “Licensed Trademark” and “Trademark to be licensed”.

2.8.    Quality

Both parties of this Agreement acknowledge that the quality and goodwill of commodities and service signed with the “Licensed Trademark” and “Trademark to be licensed” is important to the operation of the “Licensor”. Any commodities and service signed with the “Licensed Trademark” and “Trademark to be licensed” shall reach the top standards and qualities, and it shall under the control, and accord with PRC law and other quality standards requested by any “Licensor” from time to time, and accept supervision and approval of the “Licensor”. The “licensee” shall obey all the standards about the commodities and service of the “Licensor”.

3.    Term

3.1.    Period

This Agreement will be effective from the date of signing the contract, until termination pursuant to Article 9.1. But the license of every “Trademark to be licensed” shall be effective from the date that the “Trademark Office” authorizes the assignment to the “Licensor” and the “Licensor” becomes the owner of the trademark. Except the circumstances stipulated in Article 9.1, the period of this agreement shall be equal to the expiration period (including any extended period) of the “Licensor”.            .

4.    Record

4.1.    Application for Record

Within three (3) months after the effectiveness of this Agreement, both parties shall file this Agreement to the “Trademark Office” for record for the licensing of the “Licensed Trademark” according to the PRC laws. For the “Trademark to be licensed”, within three (3) months after the effectiveness set forth in Item 3.1, both parties shall file this Agreement to the “Trademark Office” for record.

4.2.    Fees

The “Licensee” shall assume the fees about the application and renewal set forth in Article 4.1.

5.    License Fee

The “Licensee” agrees to pay the “Licensor” the license fee, and both parties will decide its amount in accordance to the market price.

6.    Statement and Warranties

6.1.    Statement and Warranties of Both Parties

Every “one party” states and warrants, form the date of signing this Agreement:

6.1.1.    It is an independent company duly registered in the place of establishment, and has gotten all the government’s authorization and registration, which are continuously valid for its existence, and it has sufficient rights to operate according to its business license, business certificate of registration, articles of association or similar documents of company;

6.1.2.    It has absolute authorization to sign this Agreement and perform the obligations under this agreement;

6.1.3.    The representative has gotten absolute authorization to sign this Agreement (the signature of representative is in the place for signing);

6.1.4.    The signing of this Agreement or the performance of the obligations under this agreement will not violate:

6.1.4.1.    The business license, business certificate of registration, articles of association or similar documents of company;

6.1.4.2.    Any law, regulation or the authorization or approval of government; and

6.1.4.3.    Any binding agreement.

6.1.5.    There is not any pending case of lawsuit, arbitration, other legal or governmental procedure that will has material adverse effects on this Agreement to its knowledge;

6.1.6.    It has disclosed all the documents to the other party, which will probably have material adverse effects on the obligations under this agreement issued by any branch of government;

6.1.7.    It has not been the subject of liquidation or dissolution; and

6.1.8.    It has not been declared bankruptcy by the court with jurisdiction.

6.2.    Statement and Warranties of the “Licensee”

The “Licensee” further states and warrants to the “Licensor”:

6.2.1.    It will use the “Licensed Trademark” and “Trademark to be licensed” only according to the purpose stipulated in 2.2;

6.2.2.    It shall not use the “Licensed Trademark” and “Trademark to be licensed” beyond the method stipulated in this agreement;

6.2.3.    It shall not change any appearance, text, content or their combination of the “Licensed Trademark” and “Trademark to be licensed” in any way.

6.2.4.    It shall sign the name and origin of the “Licensee” on the commodities or services using the “Licensed Trademark” and “Trademark to be licensed”.

6.2.5.    It shall obey all the PRC laws and regulations related with the products’ sign, packing and sale;

6.2.6.    It shall allow any employee or agent of the “Licensor” access the site of the “Licensee” in business hour for the supervision on the quality of the commodities or services using the “Licensed Trademark” and “Trademark to be licensed”.

7.    Claims and Tort

7.1.    Tort to Third Party

If the use of any “Licensed Trademark” and “Trademark to be licensed” according to the stipulations in this Agreement by the “Licensee” cause the claim (the “claim”) for the tort of any intellectual property right of third party:

7.1.1.    The “Licensee” shall notify the “Licensor” about such claim in written at once;

7.1.2.    Without the written consent of the “Licensor”, the “Licensee” shall not make any promise or compromise with third party;

7.1.3.    The “Licensee” shall let the “Licensor” take part in any negotiation and suit for the settlement of the claim;

7.1.4.    According the reasonable require of the “Licensor”, the “Licensee” shall provide any acquired information to the “Licensor” and give every reasonable assistance.

7.1.5.    If the “Licensee” violates the stipulations in this Agreement to use the “Licensed Trademark” and “Trademark to be licensed”, the “Licensor” won’t bear any liability for the “Licensee”; the “Licensee” shall bear the liability by itself.

7.2.    Tort of Third Party

If any third party takes the act of tort to the “Licensed Trademark” and “Trademark to be licensed” of this Agreement:

7.2.1.    The “Licensee” shall notify the “Licensor” after it get to know the tort to the “Licensed Trademark” and “Trademark to be licensed” of the “Licensor” in any territory;

7.2.2.    Both parties shall make joint consultations on juridical action to the torts or menacing actions. In order to avoid the doubtful point, the “Licensee” agrees that before the prior written consent of the “Licensor”, it shall not make any compromise with any third party by itself;

7.2.3.    If both parties agree to take juridical action to the torts of the “Licensed Trademark” and “Trademark to be licensed”, the fees and the damages acquirable shall be divided equally. If the “Licensee” does not decide to take lawsuit to the event stipulated in the “Licensor” can decide to take the lawsuit by itself or through the affiliated enterprise, and bear the fees; the “Licensee” shall render assistance to the “Licensor” for such juridical action with its effort; and

7.2.4.    All the damages acquired by the juridical action taken by the “Licensor” shall be owned by the “Licensor”.

8.    Breaches and Compensation

8.1.    Breach

8.1.1.    Any party violates any stipulation, fails to perform the obligations or its performance does not accord with the stipulations of this Agreement (the “Party in Breach”), and it will be taken as the breach of the obligations of this agreement. The party who obey this Agreement (the “Observant Party”) has the right to notify the Party in Breach in written to correct its action within 10 days from the date it get the notice.

8.1.2.    If any party breaches this Agreement, both parties shall keep on the performance of this agreement; the party in breach shall take sufficient, efficient and timely measures to eliminate the result of breach, and compensate to the Observant Party all the damages caused by the breach.

8.2.    Compensation

The Party in Breach shall compensate the Observant Party according to 8.1.2, the compensation is the damages caused by the Party in Breach, including the benefits acquirable by the performance of this Agreement, but it shall not exceed the damages reasonably foreseeable by the Party in Breach.

9.    Cancellations, Termination and Renewal of Agreement

9.1.    Termination

This Agreement will be terminated in the circumstances as follows:

9.1.1.    By the written consultation of both parties;

9.1.2.    By the notice of termination sent by the “Licensor” thirty (30) days in advance;

9.1.3.    The Observant Party has the right to terminate this Agreement at once if the Party in Breach materially breaches the Agreement and does not correct its actions within 10 days from the date it get the notice from the Observant Party;

9.1.4.    Any party in liquidation, and its assets is in the takeover of assigned party;

9.1.5.    Any party accesses to the bankrupt procedure, or stops business materially;

9.1.6.    If the existence of force majeure exceeds 30 days, and has material adverse effects on the performance of the obligations under this agreement by any party, and at the same time, both parties cannot find a reasonable settlement according to 11.

9.2.    The result of Termination

9.2.1.    If the Agreement terminated by any reason, the license under this Agreement will be terminated at once. The “Licensee” shall;

9.2.1.1.    Stop using the “Licensed Trademark” and “Trademark to be licensed” in the actions related to its business;

9.2.1.2.    Remove the “Licensed Trademark” and “Trademark to be licensed” form all the disseminating datum, handbooks, sign and other assets of the “Licensee” at its own expenses within 90 days from the termination of this Agreement; and

9.2.1.3.    Stop using any license even with the prior approval of the “Licensor”, and take any necessary steps to stop the using of the “Licensed Trademark” and “Trademark to be licensed” by any relicensee.

9.2.2.    No matter what reason cause the termination of this Agreement, it will not affect the rights or obligations still held by each one party.

10.    Applicable Law and Settlement of Disputes

10.1.    Applicable Law

The conclusion, validity, interpretation and implementation of this Agreement shall be governed by the laws of the PRC, and excludes the conflict rules, if there is no regulation prescribed in the laws of the PRC for the specific event, the international business practice shall be referred to.

10.2.    Arbitration

10.2.1    Any dispute, tangle or claim arising from the Agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to China International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of Arbitration application. The arbitration award shall be final and binding upon both parties.

10.2.2    Arbitration place shall be in Beijing, PRC.

10.2.3    Arbitration language shall be English.

10.2.4    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint a arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

10.2.5    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with PRC law (including but not being limited to Law of Contract of the PRC). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

10.2.6    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

10.3.    Continuous Performance

In the period of arbitration, parties shall try to perform the part of this Agreement that is not in arbitration.

11.    Force Majeure

11.1.    Suspension of obligations

On the occurrence of force majeure, both parties shall negotiate at once in order to get consistent settlements. Both parties shall suspend their obligations in the range affected by force majeure.

11.2.    Written Certificate

The party stating the influence by force majeure shall notify the other party within 15 days after the occurrence of force majeure, and render the written certificate issued by relevant authorities, and reduce the effect of such force majeure by its effort.

11.3.    Termination

If the existence of force majeure exceeds 30 days, and has material adverse effects on the performance of the obligations under this agreement by any party, any party can terminate this Agreement according to 9.1.6.

12.    Supplement

12.1.    Notice

Any notice of both parties shall be written in English, and send by fax, specific sending (including courier) or registered airpost. Without the notice of address changing, all the notices and communications shall be sent to the address as follows:

The “Licensor”:
eLongNet Information Technology (Beijing) Co., Ltd.
Address:	10 Jiuxianqiao Road, Chao Yang District, Beijing
Phone Number:	(86-10) 58602288
Fax Number:	(86-10) 64315872
E-mail:	justin.tang@corp.elong.com
Addressee:	Tang Yue

The “Licensee”:
Beijing eLong Information Technology Co., Ltd
Address:	109, 1st Floor, Jian Tower, 68 South Xueyuan Road, Haidian District, Beijing.
Phone Number:	58602288
Fax Number:	64315872
E-mail:	justin.tang@corp.elong.com
Addressee:	Tang Yue

12.2.    Reference

The chapters, articles or appendixes are the chapters, articles or appendixes under this Agreement. The titles of this Agreement are just for reference; they do not have binding force on this Agreement and do not affect its interpretation.

12.3.    Waiver

If any party cannot perform or delay in performance of any right, power or preferential right of this Agreement or other related agreement, it will not be treat as waiver. The separate or partly performance of any right, power or preferential right will not affect the latter performance of such right, power or preferential right.

12.4.    Transfer

Without the prior consent of the other party, any party shall not transfer all or part of the rights (obligations) under this Agreement to any third party.

12.5.    Divisibility

The invalidity of any stipulations under this Agreement does not affect the validity of other irrelevant stipulations. Both parties shall modify any invalid or unenforceable stipulations in order to make these stipulations valid or enforceable.

12.6.    Integrity

The appendixes of this Agreement are the undividable part of this Agreement and shall have the same legal effect as this agreement. This Agreement and its appendixes constitute an integral agreement about the events between both parties, and it will replace all the prior discussions, negotiations and agreements.

12.7.    Language

This agreement is executed in quadruplicate originals in Chinese. The “Licensor” holds one, and the “Licensee” holds two, the one remained will be filed to the “Trademark Office” for record.

12.8.    Modification

This Agreement could only be modified by the written amendment signed by both parties.

12.9.    Successor

This Agreement is signed for the rights of both parties and their legal successors and assignee, and will be binding on both parties and their legal successors and assignee with the same binding force.

12.10.    Singular and Plurality

The singular and plurality can be used mutually.

12.11.    Unstipulated events

The unstipulated events shall be disposed according to the agreements of both parties and relevant regulations of PRC laws.

The official authorized representative shall sign this Agreement at the date stipulated at the head of the Agreement for good faith.

The “Licensor”

eLongNet Information Technology (Beijing) Co., Ltd.

Authorized Representative:    Tang Yue

Signature of Representative:    /s/

Official Seal:    /s/

The “Licensee”

Beijing eLong Information Technology Co., Ltd

Authorized Representative:    Tang Yue

Signature of Representative:    /s/

Official Seal:    /s/

Appendix One

Details of Licensed Trademark

	Trademark	Type	Registration Number	Validity Period
1	eLong.com+ “e”logo+ dragon	9	1570359	14 May 2001 - 13 May 2011
2	eLong.com	35	1607616	21 Jul 2001 - 20 Jul 2011
3	eLong.com	36	1739999	28 Mar 2002 - 27 Mar 2012
4	eLong.com+ “e”logo+ dragon	41	1535930	7 Mar 2001 - 6 Mar 2011
5	Xi Ci	35	1587892	14 Jun 2001 - 13 Jun 2011
6	Xi CiHu Tong	35	1587891	14 Jun 2001 - 13 Jun 2011
7	Xi Ci	38	1623768	21 Aug 2001 - 20 Aug 2011
8	Xi CiHu Tong	38	1623767	21 Aug 2001 - 20 Aug 2011
9	eLong.com+e	42	1599959	7 Jul 2001 - 6 Jul 2011
10	“A” logo	38	1623841	21 Aug 2001 - 20 Aug 2011
11	The world circles for you +eLong.com	35	1695505	7 Jan 2002 - 6 Jan 2012
12	Lohoo+logo+ “Business Travel Net”	9	1642574	28 Sep 2001 - 27 Sep 2011
13	Lohoo+logo	35	1719860	21 Feb 2002 - 20 Feb 2012
14	Lohoo+logo	36	1711506	7 Feb 2002 - 6 Feb 2012
15	Lohoo+logo	38	1711492	7 Feb 2002 - 6 Feb 2012
16	Lohoo+logo	39	1764897	7 May 2002 - 6 May 2012
17	Lohoo+logo	41	1749624	14 Apr 2002 - 13 Apr 2012
18	Lohoo+logo	42	1719681	21 Feb 2002 - 20 Feb 2012
19	e+ dragon +logo	41	1983708	7 Apr 2003 - 6 Apr 2013
20	e+ dragon +logo	42	2016041	14 Jan.2003 - 13 Jan 2013
21	e+ dragon + Travel care+ Travel Care Plan	39	3279761	21 Mar 2004 - 20 Mar 2014
22	e+ dragon + Travel care+ Travel Care Plan	43	3279762	14 Feb 2004 - 13 Feb 2014

Appendix Two

Details of Trademark to be licensed

1.    Registered Trademark

		Registrant	Type	Register Number	Validity Period
1	“A” logo	eLong.com,Inc	35	1631670	7 Sep 2001 - 6 Sep 2011
2	“A” logo	eLong.com,Inc	36	1749484	14 Apr 2002 - 13 Apr 2012
3	“A” logo	eLong.com,Inc	41	1731794	14 Mar 2002 - 13 Mar 2012

2.    Trademark to be Licensed

	Trademark	Type	Register Number	DATE OF APPLICATION
1.	eLong.com+ “e”logo+ dragon	45	3679722	19.Aug.2003
2.	eLong.com+ “e”logo+ dragon	16	3683714	21.Aug.2003
3.	eLong.com+ “e”logo+ dragon	35	3683713	21.Aug.2003
4.	eLong	36	3679721	19.Aug.2003
5.	eLong	39	3679719	19.Aug.2003
6.	eLong	45	3279720	19.Aug.2003
7.	eLong	16	3683505	21.Aug.2003
8.	eLong	35	3683504	21.Aug.2003
9.	eLong	41	3683503	21.Aug.2003
10.	eLong	42	3683743	21.Aug.2003
11.	eLong	43	3683715	21.Aug.2003
12.	eLong Travel Net +eLong.com	35	3953009	11.Mar.2004
13.	eLong Travel Net+eLong.com	39	3953008	11.Mar.2004
14.	eLong Travel Net +eLong.com	41	3953010	11.Mar.2004
15.	eLong Travel Net +eLong.com	43	3953011	11.Mar.2004
16.	e+ dragon +logo	39	1994192	10.Sep.2001